FOR IMMEDIATE RELEASE	CONTACT: Hayden Communications
Investors: Brett Maas
March 27, 2008	brett@haydenir.com
(646) 536-7331
or
Cameron Donahue
cameron@haydenir.com
(651) 653-1854

ATRINSIC REPORTS FISCAL 2007
FOURTH QUARTER AND ANNUAL RESULTS

Revenues Increase 98% Year-Over-Year; Up 33% Sequentially;
Atrinsic Ends the Year with Active, Billable Subscriber Base Exceeding 825,000

New York (March 27, 2008) - New Motion, Inc, doing business as Atrinsic, (NASDAQ: NWMO), a premier mobile entertainment company, today reported its financial results for the fiscal fourth quarter and year ended December 31, 2007. The results do not reflect the merger with Traffix, Inc., which was completed on February 4, 2008.

Net revenue for the fourth quarter of fiscal 2007 was $13.9 million, an increase of 126%, or $7.8 million, from $6.2 million in the comparable quarter of fiscal 2006. For comparison purposes, revenue for the fourth quarter increased 33% sequentially compared to the $10.5 million for the third quarter of 2007. The year-over-year and sequential increases in revenue were directly attributable to an increase in the Company’s subscriber base.

Burton Katz, the Company’s CEO, commented, “The fourth quarter represented a strong end to an exciting year, as we benefited from the investments made in new products, technology infrastructure and our unique business model. We exceeded 825,000 active, billable subscribers as of the end of the year. Just as importantly, our cost per subscriber, a critical operating metric for the Company, remained at a highly competitive rate of below $10 per customer. We enter 2008 with a new corporate branding strategy, wholly owned content, proprietary premium-billed products and a robust distribution network. I remain very excited about the future outlook for Atrinsic.”

Gross profit for the quarter was $12.6 million, or 90% gross profit margin compared to gross profit of $5.9 million, or 96% gross profit margin in the prior-year fourth quarter. Total operating expenses for the quarter were $13.7 million, up 108% compared to total operating expenses of $6.7 million in the prior-year fourth quarter. The Company’s loss from operations for the fourth quarter was approximately $1.2 million, an increase of approximately 45% compared to the fourth quarter of fiscal 2006’s operating loss of $0.8 million. The loss from operations declined sequentially by 46% compared to $2.1 million in the third fiscal quarter of 2007. Factors impacting the Company’s comparable periods operating loss were an increase of $4.6 million in marketing expenditures and an approximate $2.8 million increase in general and administrative expenses, principally attributable to increases in employee headcount to build out the Company’s product line.

Mr. Katz continued, “We closed our merger transaction on February 4, 2008, where we effectively acquired Traffix, Inc., an Internet marketing company that had traded on the NASDAQ prior to the acquisition. Already, as part of our integration efforts, we have identified merger-related efficiencies which will reduce our marketing expenses. We are currently working to identify and map out additional synergies which when completed and approved by the Board will provide other near-term and longer-term expense reductions. We are targeting, as an initial goal, at least $3.5 million in additional annualized operating efficiencies as a result of the merger and integration. In the four weeks since the merger’s effective date, my optimism and confidence has been reinforced as we have made great progress in assembling a powerful organization poised to become a recognized leader in a rapidly expanding space. As previously announced our Board approved the adoption of the Atrinsic brand name, we have moved to secure such brand as a DBA until such time that we can present such name change to our shareholders for their approval.”

The net loss for the fourth quarter of fiscal 2007 was approximately $0.9 million, an increase of 137%, from a net loss of $0.4 million, in the comparable quarter of fiscal 2006. Based on 12.0 million diluted shares at December 31, 2007, the loss per share was $0.08 compared to a loss per share of $0.05 for the prior-year fourth quarter, based on 7.3 million diluted shares.

Net revenue for the year ended December 31, 2007 was $37 million, an increase of 98%, or $18.3 million, from $18.7 million in fiscal 2006. The loss from operations for the year was approximately $5.5 million as compared with approximately $1.5 million of income from operations in fiscal 2006. The operating loss was the result of an increase of $13 million in marketing expenditures and an approximate $7.8 million increase in general and administrative expenses, principally attributable to increases in investments in new products and employee headcount.

Pro forma 2007 Results
On a pro forma basis, giving consideration to the February 4, 2008 merger as having occurred on January 1, 2007, net revenue for fiscal 2007 would have approximated $114.3 million on a pro forma basis. Pro forma gross profit for the Fiscal 2007 would have approximated $45.2 million, and the pro forma loss from operations would have approximated $4.7 million. This $4.7 million pro forma loss from operations included over $1.5 million in professional and other related expenses directly attributable to the merger that were expensed by Traffix. In accordance with accounting rules, New Motion capitalized all of their related merger costs as a component of the purchase price. Pro forma basic and diluted loss per share would have approximated $0.17 per share, compared to New Motion’s stand alone reported basic and diluted loss per share of $0.37. Note that Traffix also had a disproportionately high effective tax rate in the pro forma Fiscal 2007 period due to the permanent difference arising out of the fees and expenses attributable to the merger that did not yield a tax deduction for such period. In terms of earnings per share, this amounted to approximately $0.04, and would have reduced pro forma loss per share, at both the basic and diluted levels, to approximately $0.14. On a pro forma basis, the combined organization completed the year with $35 million in cash and 25.8 million fully diluted shares outstanding.

Mr. Katz added, “The merger with Traffix has positioned Atrinsic as the fastest-growing mobile entertainment and digital advertising network in the domestic U.S. market. Atrinsic brings to the markets a truly unique business model that combines the power of Internet media with the latest in mobile entertainment, creating an unequalled competitive advantage. We achieve this competitive advantage by first leveraging the growing convergence trend between the scale of the internet with the portability of the mobile handset; second, we create a formidable vertically integrated digital media company that owns proprietary content, creates exclusive direct-to-consumer products, and owns its own media and distribution network. Finally, Atrinsic is able to monetize its audience through a subscription-based revenue model billed directly to a consumer’s cell phone, in addition to third-party advertising revenue. With Atrinsic’s complete set of content, distribution, and proprietary direct-to-consumer products, we have truly positioned the company to service the fast growing mobile entertainment and digital advertising markets.”

Reiteration of Guidance

“The first quarter is tracking toward our internal expectations and validating our rational for the merger,” said Mr. Katz. “With the quarter nearly complete, we are expecting first quarter revenue to already be between $35 and $37 million on a pro forma basis. In addition, we anticipate generating positive EBITDA for the quarter.”

Mr. Katz concluded, “We continue to expect positive pro forma year-over-year and sequential revenue growth across our businesses in the first quarter, and throughout fiscal 2008. Based on the anticipated opportunities and operational synergies alongside the expanded yield of Atrinsic’s online advertising media, we are reiterating our expectation of $145 to $160 million in sales and adjusted EBITDA in the range to $15 to $20 million.”

Non-GAAP Measures
The company uses certain financial measures of performance derived from consolidated financial information that are not prepared in accordance with generally accepted accounting principles, or GAAP, and are considered “non-GAAP financial measures” under SEC rules. These non-GAAP measures include Adjusted EBITDA and non-GAAP adjusted earnings per share to exclude the effect of permanent differences associated with professional fees incurred in connection with the merger transaction that are not deductible for federal income tax purposes. These non-GAAP measures are part of the internal management reporting and planning process and assists management in the evaluation of operating performance.  We believe these non-GAAP operating measures may be useful for investors because they enhance investor’s ability to analyze trends in our business, when considered in conjunction with measures calculated in accordance with GAAP.  There are significant limitations on the use of this and non-GAAP financial measures and these are not, and are not intended to be, substitutes for any GAAP financial measures as an indicator of our performance.

Adjusted EBITDA refers to a financial measure defined as earnings before interest expense, income taxes, depreciation, amortization and stock-based compensation. Adjusted EBITDA may not be comparable to EBITDA as reported by other companies because it is adjusted to exclude stock-based compensation, which is not excluded from EBITDA as reported by other companies. EBITDA also is a non-GAAP financial measure and is defined as earnings before interest expense, income taxes, depreciation and amortization.

The Company will provide reconciliations of Adjusted EBITDA and any other non-GAAP financial measures in its press releases of historical performance. However, reconciliation for forward-looking or estimated Adjusted EBITDA amounts presented in this release is not being provided due to the number of variables in the projected ranges of Adjusted EBITDA. Each Adjusted EBITDA range in this release is calculated in accordance with New Motion’s past practices and the past practices of Traffix, as applicable.

About Atrinsic

Atrinsic, Inc. (NASDAQ: NWMO) (New Motion, Inc. dba Atrinsic, Inc.) is one of the fastest growing digital advertising and entertainment networks in the United States. Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated vehicle for both entertainment content and brand-based and performance advertising. Entertainment content is organized into four strategic services -- digital music, casual games, sweepstakes, and community and lifestyle. Brands include Altnet, a mobile legal music download service featuring original artists, GatorArcade, a premium online and mobile gaming site, Bid4Prizes, a low-bid mobile auction game, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich advertising services include a mobile ad network, extensive search capabilities, e-mail marketing, one of the biggest publisher networks around at 8000+ and growing, and proprietary entertainment content. Headed by a team of Internet, new media, entertainment and technology professionals, Atrinsic, Inc. was founded in 2005 and is headquartered in New York with offices in Irvine, CA, Seattle, WA, and Moncton, Canada. Atrinsic, Inc. was recently called "a company to watch" by Wireless Business Forecast, and their mobile content capabilities were named a "rival to those of their mainstream-media counterparts" by Wired Magazine. For more information, please visit www.atrinsic.com.

Forward-Looking Statements
This news release includes forward-looking statements, including those regarding the anticipated financial results, reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities and expected customer base. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: disruption from the recently completed merger making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact New Motion’s and Traffix’s businesses, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors” and elsewhere, including, without limitation, each of New Motion’s and Traffix’s Quarterly Reports on Form 10-Q or 10-QSB, as applicable. Additional risks associated with the proposed transaction are set forth in the companies’ joint proxy statement/prospectus under the caption “Risk Factors”. Copies of New Motion’s and Traffix’s filings with the SEC can be obtained at the SEC’s website at www.sec.gov. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the potential benefits of the merger may not be realized, the operating results of New Motion could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and New Motion undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Tables to follow

NEW MOTION, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007

(in thousands, except share amounts)	December 31,
2007
ASSETS
Current assets:
Cash and equivalents	$7,612
Marketable securities	2,838
Accounts receivable, net	8,389
Other receivable	722
Prepaid income taxes	780
Prepaid expenses and other	325
Deferred income taxes	451
21,117

Property and equipment	860

Other assets:
Acquisition costs, net	1,023
Deposits and other assets	57
Deferred income taxes - non current	307
Intangible assets	599
1,986

Total assets	$23,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,257
Accrued expenses	3,720
Short term notes payable	89
Line of credit	10
7,076

Long term liabilities:
Notes payable	22
Minority interest in joint venture	283

STOCKHOLDERS' EQUITY
Common stock, par value $0.01, 100,000,000 authorized,
12,021,184 issued and outstanding	120
Additional paid-in capital	19,583
Unrealized loss	(38)
Retained earnings	(3,083)
16,582

Total liabilities and stockholders' equity	$23,963

NEW MOTION, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2006 TO DECEMBER 31, 2007
(In thousands, except share and per share amounts)

	Quarter Ended December 31,
	(Unaudited)		Year Ended December 31,
	2006	2007	2006	2007
Net sales	$6,178	$14	$18,721	$36,982

Cost of sales	256	1,388	597	5,014
Gross profit	5,922	12,563	18,124	31,968

Selling and marketing	5,072	9,666	11,971	24,991
General and administrative	1,645	4,047	4,679	12,476
	6,657	13,713	16,650	37,467

Gain (loss) from operations	(795)	(1,150)	1,474	(5,499)

Other expense (income)	(139)	(109)	89	(430)

Income (loss) before taxes and minority interest	(656)	(1,041)	1,385	5,069

Income taxes	(259)	(93)	708	(1,203)
Minority interest, net	-	(8)	-	283

Net income (loss)	$(397)	$(940)	$677	$(4,149)

Earnings (loss) per share	$(0.05)	$(0.08)	$0.09	$(0.37)

Weighted average Shares (Diluted)	7,263,688	12,021,184	7,263,688	11,331,260

New Motion, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
Fiscal Year Ended December 31, 2007
(In thousands, except share and per share data)

	New Motion	Traffix
	Year Ended	Year Ended
	December 31,	December 31,	Acquisition		Pro Forma
	2007	2007	Adjustments		Combined
Net sales	$36,982	$89,663	$(12,219)	(f)	$114,426
Cost of sales	5,014	64,060	(5)	(g)	69,069
Gross profit	31,968	25,603	(12,214)		45,357

Operating expenses:
Selling and marketing	24,991	2,990	(12,219)	(h)	15,762
General & administrative	12,476	21,266	132	(i)	33,874
Other operating expenses	-	(10)	-		(10)
	37,467	24,246	(12,087)		49,626

Operating income (loss)	(5,499)	1,357	(127)		(4,269)

Other income (expense):
Other income (expense)	(34)	(25)	-		(59)
Realized gains on marketable securities	-	38	-		38
Interest income and dividends	464	1,174	-		1,638

Income (loss) before income taxes and minority interest	(5,069)	2,544	(127)		(2,652)

Provision for income taxes	(1,203)	1,904	(51)	(j)	650

Net income (loss) before minority interest	(3,866)	640	(76)		(3,302)

Minority interest	283	48	-		331

Net income (loss)	$(4,149)	$592	$(76)		$(3,633)

Pro Forma earnings per share:
Basic	$(0.37)				($0.17)
Diluted	$(0.37)				($0.17)

Pro forma weighted average shares
used in the computation
of net earnings per share:
Basic	11,331,260		10,409,538	(k)	21,740,798
Diluted	11,331,260		10,409,538	(k)	21,740,798